JEFFERIES CAPITAL PARTNERS IV LP
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC

By:	JEFFERIES CAPITAL PARTNERS LLC,
as Manager

By:	/s/ Brian P. Friedman
Name:	Brian P. Friedman
Title:	Managing Member

JCP IV LLC

By:	JEFFERIES CAPITAL PARTNERS LLC,
as Managing Member

By:	/s/ Brian P. Friedman
Name:	Brian P. Friedman
Title:	Managing Member

JEFFERIES CAPITAL PARTNERS LLC

By:	/s/ Brian P. Friedman
Name:	Brian P. Friedman
Title:	Managing Member

/s/ James L. Luikart
James L. Luikart

(1)  Jefferies Capital Partners LLC (f/k/a Jefferies Capital Partners IV LLC) (“Manager”), JCP IV LLC (“General Partner”) and James L. Luikart (“Mr. Luikart”) may be deemed to own beneficially and indirectly the shares of common stock, par value $0.01 per share (“Common Stock”), of Fiesta Restaurant Group, Inc. (the “Company”) owned by (i) Jefferies Capital Partners IV LP (“Jefferies Capital Partners IV”), which beneficially owns 5,695,472 shares of Common Stock; (ii) Jefferies Employee Partners IV LLC (“Jefferies Employee Partners”), which beneficially owns 655,985 shares of Common Stock; and (iii) JCP Partners IV LLC (“JCP Partners” and, together with Jefferies Capital Partners IV and Jefferies Employee Partners, collectively, “Jefferies Capital Partners” and, together with Manager, General Partner and Mr. Luikart, collectively, the “Reporting Persons”), which beneficially owns 208,282 shares of Common Stock. General Partner is the general partner of Jefferies Capital Partners IV and is the managing member of each of Jefferies Employee Partners and JCP Partners, and has the power to vote or direct the vote, and to dispose or direct the disposition of, the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners, and, in such capacities, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners. General Partner disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of its pecuniary interest therein. Manager is the manager of Jefferies Capital Partners and the managing member of General Partner, and has the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners. Manager disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of its pecuniary interest therein. Mr. Luikart is a managing member of Manager, and, in such capacity, may be deemed to beneficially own the shares of Common Stock reported herein which are deemed owned by Jefferies Capital Partners. Mr. Luikart disclaims beneficial ownership of the shares of Common Stock reported herein except to the extent of his pecuniary interest therein.

(2)  On May 7, 2012, Carrols Restaurant Group, Inc. (“Carrols”), of which the Company had been an indirect wholly-owned subsidiary, effected a spin-off of the Company by way of a pro rata stock dividend to Carrols stockholders (the “Spin-Off”). On such date, each holder of Carrols common stock received one share of Common Stock of the Company for each one share of Carrols common stock held by such stockholder at the close of business on April 26, 2012, the record date of the Spin-Off. Prior to the Spin-Off, Jefferies Capital Partners IV beneficially owned 5,695,472 shares of Carrols common stock, Jefferies Employee Partners beneficially owned 655,985 shares of Carrols common stock and JCP Partners beneficially owned 208,282 shares of Carrols common stock.